UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 29, 2019

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 29, 2019, Celadon Group, Inc. (the “Company”) entered into a Fifteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the “Credit Agreement”).  Among other changes, the Amendment (i) consented to the disposition of the Company’s A&S and Buckler Subsidiaries (as defined below) and an additional contemplated disposition (each, a “Permitted Disposition” and together, the “Permitted Dispositions”); (ii) extended the time period for the Company to consummate a real estate disposition to which the lenders previously consented; (iii) deferred to May 24, 2019 the due date for the payment of (A) an aggregate of approximately $2.7 million to $3.2 million in monthly commitment fees due March 31, 2019, April 1, 2019, and May 1, 2019, with the exact amount of the May 1, 2019 fee determined based on the aggregate lender commitments as of April 30, 2019, and (B) an aggregate of approximately $6.7 million in amendment fees due April 1, 2019 and May 1, 2019; (iv) changes the required asset coverage ratio to (A) 0.95:1.0 prior to the consummation of any Permitted Disposition, (B) 1.05:1.0 after the consummation of one Permitted Disposition, and (C) 1.15:1 after the consummation of both Permitted Dispositions; and (v) amends financial covenant levels for the Lease-Adjusted Total Debt to EBITDAR Ratio for the March 31, 2019 testing period, Fixed Charge Coverage Ratio for the March 31, 2019 testing period, and Maximum Disbursements for the March 3, 2019 through June 29, 2019 testing periods, primarily to reflect the expected timing of the Permitted Dispositions and certain updates to the Company’s budget.

Under the Credit Agreement, as of March 29, 2019, the aggregate lending and letter of credit commitments by all lenders (the “Aggregate Commitments”) were $238,240,000, the maximum level of outstanding loans and letter of credit obligations (the “Maximum Outstanding Amount”) was $236,809,000, and the loan sub-limit (the “Maximum Borrowing Amount”) was $201,809,000. The Amendment provided that (i) upon the first to occur of the Permitted Dispositions, the Maximum Outstanding Amount and Maximum Borrowing Amount would be reduced by an amount equal to the net cash proceeds of such Permitted Disposition less $12.0 million; and (ii) upon the second to occur of the Permitted Dispositions, the Maximum Outstanding Amount and Maximum Borrowing Amount would be reduced by the net cash proceeds of such Permitted Disposition.  In addition, the Amendment provided that as of April 15, 2019, the following reductions would automatically occur:

•
The Maximum Outstanding Amount would be reduced to an amount equal to the lesser of (x) $135,809,000 and (y) $236,809,000 minus the “Actual Reduction Amount”, which is defined as the net cash proceeds received in connection with the Permitted Dispositions minus $12.0 million; and

•	The Maximum Borrowing Amount would be reduced to an amount equal to the lesser of (x) $100,809,000 and (y) $201,809,000 minus the Actual Reduction Amount.

The Amendment further provided for a reserve of $5.0 million on loans and letters of credit, meaning that $5.0 million otherwise available for extensions of credit would not be available, until such time as the lenders have approved the settlement of certain liabilities of the Company.  Finally, the Amendment provided that the Aggregate Commitments would be reduced to an amount equal to the Maximum Outstanding Amount plus $13.0 million upon the earlier to occur of (x) one business day after the consummation of the Permitted Dispositions and (y) April 15, 2019.

The primary purposes of these changes to the Aggregate Commitments, Maximum Outstanding Amount, and Maximum Borrowing Amount were to (i) reduce the amount available for borrowings under the Credit Agreement by the amount of net cash proceeds received in connection with the Permitted Dispositions, while preserving $12.0 million of such proceeds as available for reborrowing (subject to the $5.0 million reserve noted above); and (ii) extend the deadline for such reductions to April 15, 2019.  After giving effect to sale of the A&S and Buckler Subsidiaries described below, the Maximum Outstanding Amount was approximately $186.9 million and the Maximum Borrowing Amount was approximately $151.9 million.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Disposition of A&S and Buckler Subsidiaries

On April 1, 2019, the Company and its wholly owned subsidiary, Celadon Trucking Services, Inc. (the “Seller”) entered into a Purchase Agreement (the “Purchase Agreement”) with MF Holdings, Inc. (the “Buyer”), an affiliate of Day & Ross Inc., a leading Canadian less-than-truckload, truckload, and dedicated carrier and a subsidiary of McCain Foods Limited, pursuant to which the Buyer purchased all of the issued and outstanding equity interests of the Seller’s wholly owned subsidiaries, A&S Services Group, LLC, A&S Real Estate Holdings, LLC, Hunt Valley Equipment Co., LLC, Buckler Logistics, Inc., Buckler Transport, Inc., J. David Buckler, Inc., and Buckler Distribution Center, L.P. (collectively, the “A&S and Buckler Subsidiaries”). The enterprise value for the transaction was approximately $139.5 million, subject to customary post-closing adjustments, with approximately $67.5 million of the proceeds used to pay down equipment debt and capital leases of the A&S and Buckler Subsidiaries and the balance used to pay transaction expenses, to reduce borrowings under the Credit Agreement, and to provide additional liquidity to the Company. The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

In the fiscal year ended June 30, 2018, excluding certain operations that were not included in the transaction, the A&S and Buckler Subsidiaries generated approximately $160.4 million in revenue and approximately $8.2 million in operating income. As of June 30, 2018, excluding certain operations that were not included in the transaction, the A&S and Buckler Subsidiaries had working capital of approximately $6.3 million and total assets of approximately $75.7 million.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.2.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is incorporated herein by reference. Such description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.2.

Item 7.01          Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing the Amendment and the disposition of the A&S and Buckler Subsidiaries. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Fifteenth Amendment to Amended and Restated Credit Agreement dated March 29, 2019.
	10.2	Purchase Agreement dated April 1, 2019.
	99.1	Press Release dated April 1, 2019.

The information contained in Items 7.01 and 9.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 7.01 and 9.01 hereof and Exhibit 99.1 hereto contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: April 4, 2019	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Fifteenth Amendment to Amended and Restated Credit Agreement dated March 29, 2019.
10.2	Purchase Agreement dated April 1, 2019.
99.1	Press Release dated April 1, 2019.